Exhibit 99.1

PRESS RELEASE
CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Reports Strong Fourth Quarter 2006 Financial Results; and Increases Distribution 16.3% to $0.25 Per Unit

TULSA, Oklahoma, January 29, 2007 – Alliance Holdings GP, L.P. (NASDAQ: AHGP) today reported net income for the quarter ended December 31, 2006 (the “2006 Quarter”) of $23.1 million, an increase of 3.7% over net income of $22.3 million for the quarter ended December 31, 2005 (the “2005 Quarter”). Basic and diluted net income per limited partner unit for the 2006 Quarter decreased to $0.39 per unit, compared to $0.47 per limited partner unit for the 2005 Quarter. This decrease in basic and diluted net income per limited partner unit is the result of an increase in the number of common units outstanding due to the issuance of 12,500,000 common units on May 9, 2006 in conjunction with AHGP’s initial public offering.

AHGP reported net income of $85.7 million, or $1.55 per limited partner unit, for the twelve months ended December 31, 2006, as compared to $75.6 million, or $1.60 of basic and diluted net income per limited partner unit, for the twelve months ended December 31, 2005.

The Board of Directors of AHGP’s general partner (the “Board”) also declared a quarterly cash distribution for the 2006 Quarter of $0.25 per unit (an annualized rate of $1.00 per unit), payable on February 16, 2007, to AHGP’s unitholders of record as of the close of trading on February 9, 2007. This distribution represents an increase of 16.3% over the cash distribution of $0.215 per unit (an annualized rate of $0.86 per unit) paid for the third quarter of 2006. Increases to AHGP’s quarterly cash distribution to unitholders are generally considered by the Board at its January and July meetings.

The declared distribution is based on the distributions AHGP will receive from its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP). On January 29, 2007, ARLP announced a quarterly cash distribution for the 2006 Quarter of $0.54 per unit, or $2.16 per unit on an annualized basis, which distribution will be paid on February 14, 2007 to all ARLP unitholders of record as of the close of trading on February 7, 2007. (See ARLP Press Release dated January 29, 2007.)

“On the strength of its sixth consecutive year of record financial and operating results, ARLP again provided its unitholders with attractive increases in quarterly distributions during 2006,” said Joseph W. Craft, III, President and Chief Executive Officer. “The resulting increase in cash flow from our ownership interests in ARLP has allowed AHGP to increase quarterly distributions to our unitholders by 35.1% over the initial quarterly cash distribution reflected in our Prospectus.”

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AHGP reports its financial results on a consolidated basis with the financial results of ARLP. The difference in AHGP’s consolidated net income and that of ARLP is primarily attributable to non-controlling interest in consolidated ARLP net income resulting from the allocation of a significant portion of AHGP’s consolidated earnings to the limited partners of ARLP.

AHGP currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP, and AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in ARLP. Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $15.6 million, or $62.5 million on an annualized basis. AHGP’s primary cash requirements are for general and administrative expenses, including for 2007 an estimated $2.1 million in incremental general and administrative expenses associated with being a publicly traded limited partnership, working capital requirements, and distributions to its unitholders. At December 31, 2006, AHGP had no borrowings outstanding under its revolving credit facility.

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP. In addition, AHGP owns 15,544,169 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of AHGP at 918-295-1415 or via e-mail at investorrelations@ahgp.com.

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: initially, our operating cash flow will be derived exclusively from cash distributions from ARLP; the risks to the business of ARLP include: fluctuation in coal prices, which could adversely affect ARLP’s operating results and cash flows; if the direct or indirect benefit to ARLP from certain state and federal tax credits, including non-conventional source fuel tax credits is materially reduced, it could negatively impact ARLP’s results of operations and reduce ARLP’s cash available for distribution; from time to time, conditions in the coal industry may make it difficult for ARLP to extend existing or enter into new long-term contracts, which could materially adversely affect the stability and profitability of ARLP’s operations.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission. Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Tons sold	6,515	5,872	24,351	22,849
Tons produced	5,574	5,568	23,738	22,290

SALES AND OPERATING REVENUES:
Coal sales	$243,296	$208,346	$895,823	$768,958
Transportation revenues	9,923	11,962	39,879	39,069
Other sales and operating revenues	9,849	7,024	31,540	30,691

Total revenues	263,068	227,332	967,242	838,718

EXPENSES:
Operating expenses	172,660	144,058	627,756	521,488
Transportation expenses	9,923	11,962	39,879	39,069
Outside purchases	4,962	4,132	19,213	15,113
General and administrative	9,802	4,417	32,152	33,484
Depreciation, depletion and amortization	18,206	14,817	66,497	55,647

Total operating expenses	215,553	179,386	785,497	664,801

INCOME FROM OPERATIONS:	47,515	47,946	181,745	173,917
Interest expense	(2,729)	(3,008)	(12,204)	(14,617)
Interest income	487	879	3,019	2,806
Other income	252	267	930	581

INCOME BEFORE INCOME TAXES, CUMULATIVE EFFECT OF ACCOUNTING CHANGE, MINORITY INTEREST AND NON-CONTROLLING INTEREST	45,525	46,084	173,490	162,687
INCOME TAX EXPENSE	785	426	3,013	2,682

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE, MINORITY INTEREST AND NON-CONTROLLING INTEREST	44,740	45,658	170,477	160,005
CUMULATIVE EFFECT OF ACCOUNTING CHANGE	—	—	112	—
MINORITY INTEREST	65	—	161	—

INCOME BEFORE NON-CONTROLLING INTEREST	$44,805	$45,658	$170,750	$160,005

AFFILIATE NON-CONTROLLING INTEREST IN CONSOLIDATED PARTNERSHIP’S NET INCOME	(7)	(9)	(30)	(30)

NON-AFFILIATE NON-CONTROLLING INTEREST IN CONSOLIDATED PARTNERSHIP’S NET INCOME	(21,711)	(23,388)	(85,011)	(84,348)

NET INCOME	$23,087	$22,261	$85,709	$75,627

BASIC AND DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.39	$0.47	$1.55	$1.60

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC AND DILUTED	59,863,000	47,363,000	55,445,192	47,363,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

ASSETS	December 31, 2006	December 31, 2005

CURRENT ASSETS:
Cash and cash equivalents	$37,069	$32,072
Trade receivables, net	96,558	94,495
Other receivables	3,378	2,330
Due from affiliates	25	—
Marketable securities	260	49,242
Inventories	20,224	17,270
Advance royalties	4,629	2,952
Prepaid expenses and other assets	8,419	8,934

Total current assets	170,562	207,295

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment at cost	819,991	635,086
Less accumulated depreciation, depletion and amortization	(383,284)	(330,672)

Total property, plant and equipment	436,707	304,414

OTHER ASSETS:
Advance royalties	22,135	16,328
Other long-term assets	6,091	4,733

Total other assets	28,226	21,061

TOTAL ASSETS	$635,495	$532,770

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$58,513	$53,597
Due to affiliates	1,289	1,539
Accrued taxes other than income taxes	14,618	13,177
Accrued payroll and related expenses	14,698	14,517
Accrued pension benefit	—	7,588
Accrued interest	4,264	4,855
Workers’ compensation and pneumoconiosis benefits	7,704	7,740
Current portion, accrued long-term incentive plan	—	5,088
Current capital lease obligation	339	—
Other current liabilities	13,964	5,120
Current maturities, long-term debt	18,000	18,000

Total current liabilities	133,389	131,221

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	126,000	144,000
Pneumoconiosis benefits	26,315	23,293
Accrued pension benefit	6,191	—
Workers’ compensation	38,488	30,050
Reclamation and mine closing	47,825	38,716
Long-term capital lease obligation	1,512	—
Minority interest	839	—
Other liabilities	6,610	9,636

Total long-term liabilities	253,780	245,695

Total liabilities	387,169	376,916

NON-CONTROLLING INTEREST IN CONSOLIDATED PARTNERSHIP:
Affiliate	(303,823)	(303,837)
Non-Affiliates	324,784	270,090

Total non-controlling interest	20,961	(33,747)

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Limited Partners – Common Unitholders 59,863,000 units outstanding	234,321	196,622
Unrealized loss on marketable securities	—	(68)
Minimum pension liability	(6,956)	(6,953)

Total Partners’ Capital	227,365	189,601

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$635,495	$532,770

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2006	2005
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$249,239	$193,626

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(188,630)	(116,094)
Changes in accounts payable and accrued liabilities	2,776	5,577
Proceeds from sale of property, plant and equipment	1,401	198
Purchase of marketable securities	(19,447)	(63,448)
Proceeds from marketable securities	68,497	63,589
Payments for acquisition of business	(2,289)	—

Net cash used in investing activities	(137,692)	(110,178)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on long-term debt	(18,000)	(18,000)
Borrowings under debt agreements	500	—
Payments under debt agreements	(500)	—
Payment of debt issuance cost	(690)	—
Equity contribution received by Mid-America Carbonates, LLC	1,000	—
Contributions to consolidated partnership from affiliate non-controlling interest	2	1
Distributions paid by consolidated partnership to affiliate non-controlling interest	(18)	(13)
Distributions paid by consolidated partnership to non-affiliate non-controlling interest	(40,834)	(32,687)
Distributions paid to Partners	(339,310)	(31,861)
Net proceeds from issuance of common units in initial public offering	291,300	—

Net cash used in financing activities	(106,550)	(82,560)

NET CHANGE IN CASH AND CASH EQUIVALENTS	4,997	888

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	32,072	31,184

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$37,069	$32,072

CASH PAID FOR:
Interest	$13,786	$15,160

Income taxes to taxing authorities	$3,045	$3,025

NON-CASH INVESTING ACTIVITY
Purchase of property, plant and equipment	$12,139	$9,364

Asset acquired by capital lease	$1,862	$—

Market value of common units issued to long-term incentive plan participants upon vesting	$—	$6,988

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